Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
June 23, 2023	CONTACT BENJAMIN BOCHNOWSKI

(219) 853-7575

DAVID J. KWAIT APPOINTED SENIOR VICE PRESIDENT, GENERAL COUNSEL, CORPORATE SECRETARY, AND CHIEF RISK OFFICER OF FINWARD BANCORP AND PEOPLES BANK

Munster, Indiana – Finward Bancorp (Nasdaq: FNWD) (the “Bancorp” or “Finward”) and its wholly-owned subsidiary, Peoples Bank (the “Bank” or “Peoples”), today announced the appointment of David J. Kwait as the Senior Vice President, General Counsel, Corporate Secretary, and Chief Risk Officer of the Bancorp and the Bank, with the appointment to be effective as of June 30, 2023.

Mr. Kwait joined the Bank in 2011, when he was hired as an Assistant Vice President, Staff Attorney, Legal Counsel, and Wealth Management Officer. Since then, he has quickly risen through the ranks, holding titles of Assistant Corporate Secretary of the Bancorp and Peoples Bank; Vice President, Staff Attorney, Legal Counsel and Wealth Management Officer; Vice President, Wealth Strategies and Wealth Management Group Leader; and Senior Vice President, Wealth Management Group Leader. Most recently, in 2022, he was promoted to Chief Wealth Management Officer.

In his new role as Chief Risk Officer, General Counsel and Corporate Secretary, Mr. Kwait will lead the Risk Management and Compliance teams in fostering and advancing a culture of compliance, as well as coordinating with the Bank’s operational and administrative functions to effectively manage risk. Mr. Kwait will report directly to the Nominating and Corporate Governance Committee and the Risk Management and Audit Committee of the Bancorp’s Board of Directors, and as part of the Bancorp’s and Bank’s executive team, he will have a close working relationship with all departments of the Bank.

“Over the course of my career, I have had the pleasure of working with some very talented individuals who have made an immeasurable impact on the lives of our customers and in our communities. Their dedication to excellence has truly been an inspiration,” said Kwait. “In my new role, I am looking forward to delivering this same high level of excellence by using evidence-based strategies as I work with my teams to manage risk and maintain compliance. I am honored for this opportunity and excited to serve both the Bank and Bancorp moving forward.”

The decision to promote Mr. Kwait aligns with Finward’s strategic plan to drive excellence through cultivating a compliance culture and maintaining a focus on adherence to industry regulations.

“Since day one, Dave has built a track record of leadership and success, and his promotion is well-deserved,” said Todd Scheub, President of the Bank and Executive Vice President, Chief Revenue Officer of the Bancorp. “His industry expertise and relationships with the community have been, and will continue to be, integral to carrying out the Bank’s and Bancorp’s mission, vision, and values.”

With respect to the position of Chief Risk Officer, Mr. Kwait will succeed Lynette M. Klemm, who has been serving as the Chief Risk Officer on an interim basis since May 5, 2023. Ms. Klemm will remain in her current position as the Director of Audit for the Bank.

An active member of the community, Mr. Kwait is an advisory member of the Porter County Government Non-Profit Charitable Foundation, Inc., an organization devoted to overseeing the proceeds from Porter County Hospital. He also works with several local charities and foundations to ensure that their endowment funds are appropriately invested so they can continue to serve our communities at their most optimal level. He has also volunteered with the Center for Civic Education, the Boys and Girls Club, the American Legion, Tomorrow’s Leaders Today, the Anti-Cruelty Society, and Habitat for Humanity.

Mr. Kwait holds a Bachelor of Arts degree in Economics from DePaul University and a Juris Doctor from the University of Notre Dame where he served on the executive committee of the Environmental Law Society and International Human Rights Society. He also holds an MBA from the University of Chicago Booth School of Business.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 26 locations in Lake and Porter Counties in Northwest Indiana and Chicagoland. Finward Bancorp’s common stock is listed on the Nasdaq Capital Market under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of Finward. For these statements, Finward claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about Finward, including the information in the filings Finward makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of Finward’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Finward’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning Finward or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Finward does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.